UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October18, 2024

Verde Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55276	32-0457838
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

8112 Maryland Ave, Suite 400, St. Louis, Missouri 63105
(Address of principal executive offices)

Registrant’s telephone number, including area code (323) 538-5799

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 504 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-25 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

                                                                                                                                         Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

We are filing this Current Report on Amendment No. 1 of the Form 8-K/A to update Item 1.01 of the Report regarding the term sheet that Verde Resources, Inc. (the “Company”) entered into with C-Twelve Pty Ltd (“C-Twelve”) on October 18, 2024 which was originally filed on Form 8-K to SEC on October 23, 2024.

Item 1.01 Entry into a Material Definitive Agreement

On October 18, 2024, Verde Resources, Inc. (the "Company") entered into a term sheet with C-Twelve Pty Ltd ("C-Twelve") outlining the framework for a definitive agreement between both parties. Under the term sheet, the parties committed to finalizing and executing the definitive agreement by February 28, 2025.

As part of this agreement, both companies conducted a proof-of-concept demonstration at the National Center for Asphalt Technology (NCAT) in Auburn, Alabama, before finalizing the definitive agreement. The demonstration, successfully completed on December 20, 2024, achieved approximately eight (8) tons of carbon sequestration. NCAT is currently assessing the technology's performance, and both parties continue to monitor the ongoing results closely.

At present, legal representatives of both companies are finalizing the definitive agreement, which will formalize their respective commitments and activities. The Company and C-Twelve remain dedicated to executing the agreement upon receiving final approvals from their legal teams and boards of directors. The term sheet, originally set to expire on February 28, 2025, has been extended until May 31, 2025.

Item 9.01 Financial Statements and Exhibits

The Extension Agreement between Verde Resources, Inc and C-Twelve Pty Ltd is attached hereto as Exhibit 10.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERDE RESOURCES, INC.

/s/ Jack Wong
Jack Wong
Chief Executive Officer

Date:	February 28, 2025

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